Exhibit 99.2

Hercules Congratulates Portfolio Company Sungevity on Its $650M

Financing, the Largest Private Financing Round in Solar in 2015

In addition, the approval of the U.S. Investment Tax Credit or ITC extension by

President Obama and the U.S. Congress is another critical and positive development for the Solar Industry

Palo Alto, Calif., December 22, 2015 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty financing provider to innovative venture growth stage companies backed by leading venture capital firms, congratulates Sungevity, a leader in the global solar market, on the completion of its recent equity and project financing transaction that totaled $650 million. Hercules participated in this latest round and continues to maintain a senior secured structured loan to the company.

The funding includes $50 million in equity financing by existing investors including GE Ventures, and new investors including Apollo Investment Corporation, along with Hercules Technology Growth Capital. The transaction also includes up to $600 million in new project financing from a consortium led by Apollo Investment Corporation, subject to certain terms and conditions, to further support the development of solar projects across the company’s growing U.S. footprint of service areas. Sungevity also services the Netherlands, Germany and the United Kingdom.

“This is an extremely important milestone and achievement for Sungevity, as this funding will allow them to extend their technology platform while also widening their reach into new markets and customers. This achievement coupled with President Obama’s recent signed legislation passed by U.S. Congress to extend the U.S. Investment Tax Credit or ITC, certainly bolsters our belief and confidence in the company and our outlook for the solar industry,” said Hercules’ Chief Executive Officer Manuel A. Henriquez.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.6 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com